NEWS RELEASE

Arlo Reports First Quarter 2023 Results

Revenue of $111 million, above the high end of guidance range
Free cash flow (FCF) of $9 million with FCF margin of 8% (1)
Service revenue of $44 million, growing 47% year over year
Service gross margin of 73%
ARR ended at $183 million, growing 80% year over year
2 million in Cumulative Paid Accounts, growing 61% year over year

Carlsbad, California - May 11, 2023 - Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security brand, today reported financial results for the first quarter ended April 2, 2023.

“Our Q1 results give Arlo a strong start to 2023 and our outlook for the first half remains robust. In the face of an uncertain consumer backdrop, we delivered revenue and earnings above guidance as our pricing strategy began to pay dividends. Fueled by our subscription business that reached record revenue and gross margin, Arlo delivered non-GAAP operating income of $1.2 million and produced free cash flow of $9 million," said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our recurring services revenue is at the heart of this performance and, with best-in-class products and new offerings like our security system and Arlo Safe, we are poised to continue our strong trajectory.”

Financial and Business Highlights (2)

•Q1 total revenue of $111.0 million, a decrease of 11.0% year over year.
•Record Q1 service revenue of $43.9 million, growing 46.8% year over year.
•Ended the quarter with ARR (3) of $182.6 million, growing 80.2% year over year.
•Added 182,000 paid accounts in Q1, ending cumulative paid accounts over 2.0 million, growing 60.7% year over year.
•GAAP gross profit of $35.2 million with gross margin of 31.7%; non-GAAP gross profit of $36.2 million with gross margin of 32.6%.
•Record Q1 GAAP services gross margin of 73.3%; non-GAAP services gross margin of 73.5%.
•GAAP net loss per share of $(0.16); non-GAAP earnings per diluted share of $0.01.
•Ending cash and cash equivalents and short-term investments balance of $118.7 million, with free cash flow margin of 8.5% in Q1.

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022
	(In thousands, except percentage and per share data)
Revenue	$111,004	$118,527	$124,751
GAAP Gross Margin	31.7%	27.0%	26.9%
Non-GAAP Gross Margin (2)	32.6%	28.0%	27.6%
GAAP Net Loss per Share	$(0.16)	$(0.25)	$(0.10)
Non-GAAP Net Income (Loss) per Diluted (Basic) Share (2)	$0.01	$(0.04)	$0.01
_________________________
(1)    Free cash flow is calculated as net cash provided by (used in) operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

(2)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(3)    ARR is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognized from our paid accounts and excludes prepaid service revenue and non-recurring engineering (NRE) service revenue from strategic partners.

Second Quarter 2023 Business Outlook (4)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended July 2, 2023
	Revenue	Net Income (Loss) per Diluted Share
(In millions, except per share data)
GAAP	$105 - $115	$(0.15) - $(0.09)
Estimated adjustment for stock-based compensation and other expense	—	0.16
Non-GAAP	$105 - $115	$0.01 - $0.07
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter 2023 results and discuss management’s expectations for the second quarter of 2023 today, Thursday, May 11, 2023 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6387. The international dial-in number for the live audio call is +1 (929) 203-1909. The conference ID for the call is 7749064. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, software and services, including wire-free smart Wi-Fi and LTE-enabled security cameras, audio and video doorbells, a floodlight, home security systems, and the Arlo Apps: Arlo Secure, and Arlo Safe, AI-based subscription services designed to maximize security through personalized notifications and emergency services for quicker help during a crisis.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users' personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2023 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margin; the expansion of our product portfolio with Arlo Safe and the Security System; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: the expansion of our product portfolio with Arlo Safe and the Security System may not materialize; future demand for our products may be lower than anticipated, including due to inflation, lower consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; we may fail to manage costs and cost saving initiatives, including restructuring initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net, employee retention credit and the related tax effects. In addition, we use free cash flow as non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow (usage) is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units (RSU), performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	April 2, 2023	December 31, 2022
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$66,970	$84,024
Short-term investments	51,703	29,700
Accounts receivable, net	52,837	65,960
Inventories	39,922	46,554
Prepaid expenses and other current assets	7,415	6,544
Total current assets	218,847	232,782
Property and equipment, net	7,055	7,336
Operating lease right-of-use assets, net	11,985	12,809
Goodwill	11,038	11,038
Restricted cash	4,175	4,155
Other non-current assets	3,983	4,081
Total assets	$257,083	$272,201

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,031	$52,132
Deferred revenue	15,175	11,291
Accrued liabilities	88,216	98,855
Total current liabilities	149,422	162,278
Non-current operating lease liabilities	18,168	19,279
Other non-current liabilities	3,242	2,949
Total liabilities	170,832	184,506
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 90,785,158 at April 2, 2023 and 88,887,139 at December 31, 2022	91	89
Additional paid-in capital	445,809	433,138
Accumulated other comprehensive income (loss)	21	(107)
Accumulated deficit	(359,670)	(345,425)
Total stockholders’ equity	86,251	87,695
Total liabilities and stockholders’ equity	$257,083	$272,201

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022
	(In thousands, except percentage and per share data)
Revenue:
Products	$67,060	$80,199	$94,825
Services	43,944	38,328	29,926
Total revenue	111,004	118,527	124,751
Cost of revenue:
Products	64,041	74,700	80,777
Services	11,746	11,857	10,399
Total cost of revenue	75,787	86,557	91,176
Gross profit	35,217	31,970	33,575
Gross margin	31.7%	27.0%	26.9%
Operating expenses:
Research and development	17,750	14,457	16,379
Sales and marketing	15,353	20,214	13,168
General and administrative	15,622	17,909	12,621
Others	632	1,815	79
Total operating expenses	49,357	54,395	42,247
Loss from operations	(14,140)	(22,425)	(8,672)
Operating margin	(12.7)%	(18.9)%	(7.0)%
Interest income (expense), net	726	512	(5)
Other income (expense), net	(39)	(12)	411
Loss before income taxes	(13,453)	(21,925)	(8,266)
Provision for income taxes	792	230	213
Net loss	$(14,245)	$(22,155)	$(8,479)
Net loss per share:
Basic	$(0.16)	$(0.25)	$(0.10)
Diluted	$(0.16)	$(0.25)	$(0.10)
Weighted average shares used to compute net loss per share:
Basic	89,653	88,743	85,222
Diluted	89,653	88,743	85,222

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	April 2, 2023	April 3, 2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(14,245)	$(8,479)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	14,591	9,589
Depreciation and amortization	1,149	1,302
Allowance for credit losses and inventory reserves	198	(135)
Deferred income taxes	127	(9)
Others	(124)	28
Changes in assets and liabilities:
Accounts receivable, net	13,216	1,508
Inventories	6,341	1,490
Prepaid expenses and other assets	(900)	556
Accounts payable	(6,093)	(15,676)
Deferred revenue	3,785	(13,411)
Accrued and other liabilities	(7,716)	(1,320)
Net cash provided by (used in) operating activities	10,329	(24,557)
Cash flows from investing activities:
Purchases of property and equipment	(923)	(298)
Purchases of short-term investments	(36,755)	(44,640)
Proceeds from maturities of short-term investments	15,006	—
Net cash used in investing activities	(22,672)	(44,938)
Cash flows from financing activities:
Proceeds related to employee benefit plans	3	1,388
Restricted stock unit withholdings	(4,694)	(6,660)
Net cash used in financing activities	(4,691)	(5,272)
Net decrease in cash, cash equivalents and restricted cash	(17,034)	(74,767)
Cash, cash equivalents and restricted cash, at beginning of period	88,179	179,856
Cash, cash equivalents and restricted cash, at end of period	$71,145	$105,089

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$894	$310

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022
	(In thousands, except percentage data)
GAAP gross profit:
Products	$3,019	$5,499	$14,048
Services	32,198	26,471	19,527
Total GAAP gross profit	35,217	31,970	33,575
GAAP gross margin:
Products	4.5%	6.9%	14.8%
Services	73.3%	69.1%	65.3%
Total GAAP gross margin	31.7%	27.0%	26.9%
Stock-based compensation expense - Products	912	1,001	855
Stock-based compensation expense - Services	(51)	230	55
Amortization of development of software cost - Services	151	—	—
Non-GAAP gross profit:
Products	3,931	6,500	14,903
Services	32,298	26,701	19,582
Total Non-GAAP gross profit	$36,229	$33,201	$34,485
Non-GAAP gross margin:
Products	5.9%	8.1%	15.7%
Services	73.5%	69.7%	65.4%
Total Non-GAAP gross margin	32.6%	28.0%	27.6%

GAAP research and development	$17,750	$14,457	$16,379
Stock-based compensation expense	(3,911)	(3,715)	(2,302)
Non-GAAP research and development	$13,839	$10,742	$14,077
Percentage of revenue	12.5%	9.1%	11.3%

GAAP sales and marketing	$15,353	$20,214	$13,168
Stock-based compensation expense	(1,722)	(1,731)	(1,380)
Non-GAAP sales and marketing	$13,631	$18,483	$11,788
Percentage of revenue	12.3%	15.6%	9.4%

GAAP general and administrative	$15,622	$17,909	$12,621
Stock-based compensation expense	(8,097)	(10,012)	(4,997)
Litigation reserves, net	—	(30)	(47)
Non-GAAP general and administrative	$7,525	$7,867	$7,577
Percentage of revenue	6.8%	6.6%	6.1%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022
	(In thousands, except percentage data)
GAAP total operating expenses	$49,357	$54,395	$42,247
Stock-based compensation expense	(13,730)	(15,458)	(8,679)
Other	(632)	(1,845)	(126)
Non-GAAP total operating expenses	$34,995	$37,092	$33,442

GAAP operating loss	$(14,140)	$(22,425)	$(8,672)
GAAP operating margin	(12.7)%	(18.9)%	(7.0)%
Stock-based compensation expense	14,591	16,689	9,589
Other	783	1,845	126
Non-GAAP operating income (loss)	$1,234	$(3,891)	$1,043
Non-GAAP operating margin	1.1%	(3.3)%	0.8%

GAAP other income (expense), net	$(39)	$(12)	$411
Employee retention credit	—	—	(39)
Non-GAAP other income (expense), net	$(39)	$(12)	$372

GAAP provision for income taxes	$792	$230	$213
GAAP income tax rate	(5.9)%	(1.0)%	(2.6)%
Non-GAAP provision for income taxes	$792	$230	$213
Non-GAAP income tax rate	41.2%	(6.8)%	15.1%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022
	(In thousands, except percentage and per share data)
GAAP net loss	$(14,245)	$(22,155)	$(8,479)
Stock-based compensation expense	14,591	16,689	9,589
Other	783	1,845	87
Non-GAAP net income (loss)	$1,129	$(3,621)	$1,197

GAAP net loss per share - basic and diluted	$(0.16)	$(0.25)	$(0.10)
Stock-based compensation expense	0.17	0.19	0.11
Other	—	0.02	—
Non-GAAP net income (loss) - diluted	$0.01	$(0.04)	$0.01

Shares used in computing GAAP net loss - basic	89,653	88,743	85,222
Shares used in computing non-GAAP net income (loss) - diluted	93,236	88,743	93,135

Free cash flow (usage):
Net cash provided by (used in) operating activities	$10,329	$(11,181)	$(24,557)
Less: Purchases of property and equipment	(923)	(1,194)	(298)
Free cash flow (usage) (1)	$9,406	$(12,375)	$(24,855)
Free cash flow (usage) margin (1)	8.5%	(10.4)%	(19.9)%
_________________________
(1)    Free cash flow (usage) is calculated as net cash provided by (used in) operating activities less capital expenditures. Free cash flow (usage) margin is the free cash flow (usage) divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	April 2, 2023	December 31, 2022	October 2, 2022	July 3, 2022	April 3, 2022
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$118,673	$113,724	$125,272	$135,258	$145,541
Cash, cash equivalents and short-term investments per diluted share	$1.27	$1.28	$1.42	$1.47	$1.56

Accounts receivable, net	$52,837	$65,960	$82,707	$73,998	$78,054
Days sales outstanding	44	50	59	57	58

Inventories	$39,922	$46,554	$73,243	$39,208	$37,038
Inventory turns	6.4	6.4	4.3	7.5	8.7

Weeks of channel inventory:
U.S. retail channel	14.6	11.9	13.6	11.9	15.8
U.S. distribution channel	17.6	14.1	5.5	7.4	10.5
APAC distribution channel	5.8	4.7	9.4	9.8	18.1

Deferred revenue (current and non-current)	$15,289	$11,503	$12,242	$14,022	$17,375

Cumulative registered accounts (1)	7,510	7,220	6,930	6,640	6,389
Cumulative paid accounts (2)	2,044	1,862	1,673	1,478	1,272
Annual recurring revenue (ARR) (3)	$182,583	$137,764	$125,402	$116,601	$101,341

Headcount	334	343	360	354	358
Non-GAAP diluted shares	93,236	88,743	88,124	91,787	93,135
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    ARR represents the amount of paid service revenue that we expect to recur annually and is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognize from our paid accounts and excludes prepaid service revenue, and NRE service revenue from strategic partners. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

REVENUE BY GEOGRAPHY

	Three Months Ended
	April 2, 2023		December 31, 2022		April 3, 2022
	(In thousands, except percentage data)
Americas	$56,632	51.0%	$74,131	62.5%	$68,466	54.9%
EMEA	48,472	43.7%	39,464	33.3%	49,975	40.0%
APAC	5,900	5.3%	4,932	4.2%	6,310	5.1%
Total	$111,004	100.0%	$118,527	100.0%	$124,751	100.0%